UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 17, 2020

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

MyStemKits, Inc.

On April 17, 2020, Boxlight Corporation, a Nevada corporation (the “Company”), and its wholly-owned subsidiary, Boxlight Inc., a Washington corporation ( “Boxlight”), consummated the transactions contemplated by an asset purchase agreement, dated February 4, 2020 (the “Asset Purchase Agreement”), with MyStemKits, Inc., a Delaware corporation (“MyStemKits”), and STEM Education Holdings, Pty, an Australian corporation (“STEM”) which is the sole shareholder of MyStemKits. Pursuant to the Asset Purchase Agreement, Boxlight acquired the assets, and assumed certain liabilities, of MyStemKits in exchange for a purchase price of $600,000 (the “Purchase Price”). Pursuant to a letter agreement, dated April 17, 2020 (the “Letter Agreement”), between MyStemKits, Boxlight and the Company, the form of payment of the $600,000 Purchase Price was adjusted so that: (i) $100,000 is cash payable at closing, (ii) $150,000 is payable in the form of a working capital credit and inventory adjustment, and (iii) the balance is payable in the form of a $350,000 purchase note (the “Purchase Note”) payable in four equal installments of $87,500 (the “Installment Payments”) on July 31, 2020, October 31, 2020, January 31, 2021 and April 30, 2020. Further, acknowledging the ongoing COVID-19 pandemic, the Letter Agreement states that potential adjustments may be made to the Installment Payments due on July 31, 2020 and October 31, 2020 in the event the actual gross revenue of MyStemKits continues to be materially below budget. The foregoing description of the Letter Agreement is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Asset Purchase Agreement and Purchase Note were previously filed with the Securities and Exchange Commission in the Company’s Current Report on Form 8-K dated February 7, 2020.

In a related transaction, on April 17, 2020, Stemify Limited (“Stemify”) entered into an agreement with the Company pursuant to which Stemify agreed to purchase 142,857 shares of the Company’s Class A common stock, par value $0.0001 per share, at a purchase price of $0.70 per share for a total of $100,000. A copy of the Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

MyStemKits is in the business of developing, selling and distributing 3D printable science, technology, engineering and math curriculums incorporating 3D printed project kits for education, and owns the right to manufacture, market and distribute Robo 3D branded 3D printers and associated hardware for the global education market.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2020, the Company received a notice from The Nasdaq Stock Market (“Nasdaq”) that the Company is not in compliance with Nasdaq’s Listing Rule 5550(a)(2), as the minimum bid price of the Company’s Class A common stock has been below $1.00 per share for 30 consecutive business days. The notification of noncompliance has no immediate effect on the listing or trading of the Company’s Class A common stock on the Nasdaq Capital Market under the symbol “BOXL.”

Due to the market disruption caused by the ongoing COVID-19 pandemic, Nasdaq has tolled the requirement for meeting the minimum bid price until June 30, 2020. As such, the Company has 180 days from July 1, 2020, or until December 28, 2020, to achieve compliance with the minimum bid price requirement. To regain compliance, the minimum bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day grace period.

Item 7.01.	Regulation FD Disclosure.

On April 17, 2020, the Company issued a press release announcing the Company’s acquisition of MyStemKits. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated April 17, 2020, between Boxlight Corporation, Boxlight Inc. and MyStemKit Inc.
10.2	Letter Agreement, dated April 17, 2020, between Boxlight Corporation and Stemify Limited.
99.1	Press Release, dated April 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2020

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown
Title:	Chief Financial Officer